Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

Axsome Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock of Axsome Therapeutics, Inc., par value $0.0001 per share (2)(3)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(2)	(2)
	Equity	Preferred Stock of Axsome Therapeutics, Inc., par value $0.0001 (2)(4)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(2)	(2)
	Debt	Debt Securities of Axsome Therapeutics, Inc. (2)(5)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(2)	(2)
	Other	Warrants of Axsome Therapeutics, Inc. (2)(6)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(2)	(2)
	Other	Purchase Contracts of Axsome Therapeutics, Inc.(2)(7)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(2)	(2)
	Other	Units of Axsome Therapeutics, Inc., par value $0.01(2)(8)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(2)	(2)
	Equity	Common Stock of Axsome Therapeutics, Inc., par value $0.0001 per share	Rule 457(o) and Rule 457(r)	$250,000,000	N/A	N/A	$0.0001102	$27,550

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

Total Offering Amounts						$250,000,000		$27,550

Total Fees Previously Paid								N/A

Total Fee Offsets								N/A

Net Fee Due								$27,550

(1)

Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)

An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)

Includes common stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for common stock, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(4)

Includes preferred stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for preferred stock, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(5)

Includes debt securities issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for debt securities, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(6)

Warrants may represent rights to purchase debt securities, preferred stock, common stock or other securities registered hereunder. Warrants may be sold separately or with debt securities, preferred stock, common stock or other securities registered hereunder.

(7)

Includes purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms convertible into or exchangeable for purchase contracts. Each purchase contract obligates the Registrant to sell, and the holder thereof to purchase, an indeterminate number of debt securities, common stock, preferred stock or other securities registered hereunder.

(8)

Includes units issuable upon conversion or exchange of securities registered hereunder to the extent any such securities, are, by their terms convertible into or exchangeable for units, including upon the exercise of warrants or delivery upon settlement of purchase contracts. Each unit may consist of a combination of any two or more of the securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.